UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.)	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and ZIP CODE)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 13, 2016, Host Hotels & Resorts, Inc. (the “Company”) announced that, on July 12, 2016, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, the Board increased its size from nine to ten directors and elected Mr. Sandeep L. Mathrani to the Board of Directors to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. Mr. Mathrani was also appointed to the Company’s Audit Committee effective July 12, 2016.

Mr. Mathrani has been the Chief Executive Officer and a director of General Growth Properties, Inc. (“GGP”) since January 2011. Prior to GGP, he served as the President of Retail at Vornado Realty Trust from March 2002 to January 2011, and was responsible for all retail real estate activities in the United States and India. Prior to Vornado he served as an Executive Vice President at Forest City Ratner Companies, LLC from 1994 to February 2002 and was responsible for its retail development and related leasing in the New York City metropolitan area. He holds a Master of Engineering, Master of Management Science and Bachelor of Engineering from Stevens Institute of Technology in Hoboken, New Jersey.

The Board of Directors determined that Mr. Mathrani is independent under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual, and (b) the “Director Independence” standards of the Corporate Governance Guidelines of the Company. In connection with his appointment, the Company entered into an indemnification agreement with Mr. Mathrani, substantially in the form of the indemnification agreement the Company has entered into with all other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of their service to the Company.

Mr. Mathrani will receive the same fees for his service as our other independent directors, which fees were disclosed in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders. Annual cash compensation will be pro-rated from the date of Mr. Mathrani’s election to the Board. In addition, the Nominating and Corporate Governance Committee recommended, and the Board approved, an award of common stock units equaling the prorated annual stock award amount to be credited to a deferred stock unit account established for Mr. Mathrani. The number of stock units was calculated by dividing the pro-rated annual stock award amount of $125,000 by the fair market value of the Company’s common stock on the date of Board approval, July 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2016	HOST HOTELS & RESORTS, INC.

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2016	HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President and Corporate Controller

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